                                                                   EXHIBIT 10.30


                                 LOAN AGREEMENT

         THIS AGREEMENT, made as of this 31st day of January, 2002, is by and among Bank of America, N.A., a national banking association (the "Bank"), SYMBION, INC., a Tennessee corporation (the "Borrower"), and SYMBION AMBULATORY RESOURCE CENTRES, INC., a Tennessee corporation ("SARC").

                                    RECITALS

         Borrower has requested that the Bank make a loan in the amount of up to $1,960,000 to Borrower, the proceeds of which Borrower will loan or make as an equity contribution, through a series of wholly-owned subsidiaries, to its wholly-owned subsidiary ARC Financial Services Corporation, a Tennessee corporation ("ARC Financial"). ARC Financial will loan $1,910,000 of such proceeds to Ambulatory Resource Centres Investment Company, Inc., a Washington corporation ("ARC Investment") and $50,000 of such proceeds to SARC/West Houston, LLC, a Tennessee limited liability company ("SARC/Houston"). ARC Investment will use such proceeds to acquire a limited partnership interest in East Houston Surgery Center, Ltd., a Texas limited partnership (the "Surgery Center"), and SARC/West Houston will use such proceeds to acquire a general partnership interest in the Surgery Center. The Bank is willing to make such loan to Borrower on the terms and conditions set forth in this Agreement.

                             SECTION 1. DEFINITIONS

         As used herein:

         "ACQUISITION" means any transaction, or any series of related transactions, by which any Person, in the transaction or as of the most recent transaction in a series of transactions, directly or indirectly acquires any going concern or all or a substantial part of the assets of any corporation, partnership or other entity or any division of any such entity, or any such entity or any division of any such entity becomes a Subsidiary of such Person.

         "AFFILIATES" means as to any Person (A) any Person which, directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, or (B) any Person who is a director or executive officer (i) of such Person, (ii) of any Subsidiary of such Person or
(iii) of any Person described in clause (A) above. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of more than twenty five percent (25%) of the outstanding shares of voting stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. In no event shall the Bank be deemed to an Affiliate of Borrower.

         "AGREEMENT" means this Loan Agreement, as it may be amended, restated, renewed or extended from time to time.

         "ARC FINANCIAL" is defined in the Recitals.

         "ARC FINANCIAL GUARANTY" means the Guaranty and Suretyship Agreement in the form attached as Exhibit A-1 to be executed by ARC Financial at the Closing.

         "ARC INVESTMENT" is defined in the Recitals.

         "ARC INVESTMENT GUARANTY" means the Guaranty and Suretyship Agreement in the form attached as Exhibit A-2 to be executed by ARC Investment at the Closing.

         "BANK" means Bank of America, N.A. and its successors and assigns.

         "BUSINESS DAY" means any day on which the state banks and national banking associations in Nashville, Tennessee and New York, New York are open for the conduct of ordinary business; provided however, that when used in connection with determining the LIBO Rate or notices in connection therewith, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the London Interbank Market.

         "CAPITAL EXPENDITURE" means all amounts paid by any Person in connection with the purchase of property, plant, machinery, equipment or other similar expenditures (including capital leases of any of the foregoing), which would be required to be capitalized and shown on a consolidated balance sheet of such Person in accordance with generally accepted accounting principles consistently applied.

         "CAPITALIZED LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles.

         "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with generally accepted accounting principles.

         "CASH FLOW" means Net Income (or deficit) for the immediately preceding Quarterly Period plus (A) federal and state income taxes for such period deducted in the determination of Net Income, (B) Interest Expense for such period deducted in the determination of Net Income, (C) Rental Expense for such period deducted in the determination of Net Income, (D) depreciation for such period deducted in the determination of Net Income, (E) amortization for such period deducted in the determination of Net Income, (F) non-cash or non-recurring charges for such period deducted in the determination of Net Income, and (G) 50% of the management fees paid by Surgery Center to Symbion ARC Management Services, Inc., for such period deducted in the determination of Net Income during such period, less the lesser of actual or budgeted maintenance Capital Expenditures for such period.

         "CHANGE OF CONTROL" means the occurrence of any transaction or series of transactions that results in Borrower, directly or indirectly, owning and having the right to vote (i) less than all of the general partnership interest in the Surgery Center or (ii) less than 51% of all the partnership interests in the Surgery Center.

         "CLOSING" means the valid execution and delivery of the Note, this Agreement, and Collateral Documents to the Bank.

         "COLLATERAL" means any property securing the Obligations from time to time.

         "COLLATERAL DOCUMENTS" means the documents specified in Paragraphs 3.1(b), (c) and (d).

         "CONSOLIDATED FUNDED DEBT" means, at any date, with respect to Borrower and its Subsidiaries, all of the following obligations (without duplication) as of such date: (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments,
(c) all obligations to pay the deferred purchase price of property, except trade accounts payable or other short term liabilities other than indebtedness for borrowed money arising in the ordinary course of business, (d) Capitalized Leases Obligations, (e) all obligations to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, such as bankers acceptances or similar instruments, (f) all contingent and non-contingent obligations to reimburse any bank or other person in respect of amounts payable or paid under a letter of credit or similar instrument, (g) all debt of others secured by a lien on any asset of Borrower and/or any of its Subsidiaries, whether or not such debt is assumed, and (h) all Guarantee Obligations.

         "CONSTITUENT DOCUMENTS" means, with respect to any Person, the governing legal documents of such Person, such as Person's charter, certificate of incorporation, Articles of Organization, Operating Agreement, Regulations, certificate of limited partnership, or Partnership Agreement, as the case may be.

         "DEBT SERVICE" means $70,000 (the imputed principal amortization associated with the Loan) plus the sum of the following incurred by Surgery Center during any particular fiscal quarter: (A) scheduled principal payments on Indebtedness, (B) Rental Expense, and (C) Interest Expense paid to any party other than ARC Financial.

         "DEFAULT RATE" means a rate per annum equal to the LIBO Rate plus four hundred and fifty basis points (4.5%).

         "EBITDA" means, for any Person and for any period of determination, the Net Income for such period plus (A) Interest Expense for such period deducted in the determination of Net Income, (B) federal and state taxes for such period deducted in the determination of Net Income, (C) depreciation deducted in the determination of Net Income, (D) amortization deducted in the determination of Net Income, and (E) non-cash or non-recurring charges for such period deducted in the determination of Net Income, all as determined in accordance with generally accepted accounting principles consistently applied.

         "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) and the Superfund Amendments and Reauthorization Act (SARA); the Resource Conservation and Recovery Act (RCRA); the Emergency Planning and Community Right to Know Act; the Clean Water Act (Federal Water Pollution Control Act); the Safe Drinking Water Act; the Clean Air Act; the Surface Mining Control and Reclamation Act; the Coastal Zone Management Act; the Noise Control Act; the Occupational Safety and Health Act; the Toxic substances Control Act (TSCA); the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA); any so-called "Superfund" or "Superlien" law; or any other federal, state or local statute, law, ordinance, code, rule, regulations, order, decree or other requirements of any governmental body regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or toxic or dangerous chemical, waste, substance or material.

         "EQUIPMENT" has the meaning provided in the UCC.

         "EURODOLLAR LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EURODOLLAR RATE RESERVE PERCENTAGE" means the reserve percentage applicable during any Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for banks with respect to liabilities or assets consisting of or including Eurodollar Liabilities having a term equal to such Interest Period.

         "EVENT OF DEFAULT" has the meaning set forth in Paragraph 8.1.

         "EXCESS CASH" means, at any date, for any Person, such Person's cash on hand less the amount of Required Cash Availability at such date.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the

Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to the Bank on such Business Day on such transactions as determined in good faith by the Bank.

         "FINANCIAL STATEMENTS" means the financial statements filed in connection with the Loan.

         "FINANCING STATEMENTS" means any one or more filings made pursuant to the UCC to perfect the security interests in the Collateral granted to Bank pursuant to the Collateral Documents.

         "FISCAL YEAR" means the calendar year period of January 1 through December 31.

         "GUARANTEE OBLIGATION" means with respect to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, agreements (a) to purchase such Indebtedness or any asset constituting security therefor, (b) to advance or supply funds for the purchase or payment of such Indebtedness or to maintain net worth or working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, (c) with the holder of such Indebtedness to purchase an asset or service primarily for the purpose of assuring such holder of the ability of the primary obligor to make payment of the Indebtedness, or (d) otherwise to assure the holder of the Indebtedness of the primary obligor against loss with respect thereto; provided, however, that such term shall not include the endorsement of negotiable instruments or documents for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof.

         "HAZARDOUS MATERIALS" means any hazardous, toxic or dangerous chemical, substance, waste or material defined as such in any of the Environmental Laws, and petroleum, petroleum products, oil, asbestos and PCB's.

         "INDEBTEDNESS" means, as to any Person, all items of indebtedness whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including without limitation:

         (a) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

         (b) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the debtor;

         (c) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

         (d) All indebtedness incurred as the lessee of facilities, goods or services under leases that, in accordance with generally accepted accounting principles consistently applied, should be reflected on such Person's balance sheet.

         "INTEREST EXPENSE" means, with respect to any Person for any period of determination, the gross interest expenses of such Person determined in accordance with generally accepted accounting principles consistently applied as shown on its income statement.

         "INTEREST PAYMENT DATE" shall mean the last day of each Interest
Period.

         "INTEREST PERIOD" shall mean, initially, the period commencing on the date hereof and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the next calendar month, and thereafter shall mean the period commencing on the date immediately following the last day of the preceding Interest Period and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the next calendar month; provided, however, that (x) if any Interest Period would end on a day that shall not be a Business Day, such Interest

Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (y) no Interest Period with respect to any Loan shall end later than the Loan Termination Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "INTEREST RATE AND FOREIGN EXCHANGE CONTRACTS" means interest rate and foreign exchange swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate and foreign exchange insurance and other agreements or arrangements designed to provide protection against fluctuations in interest rates and currency exchange rates.

         "LAWS" means all ordinances, statutes, rules, regulations, order, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court of similar entity established by any thereof.

         "LIBO RATE" means, for each Interest Period, the rate per annum appearing on the Telerate Page 3750 (or successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London Time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBO Rate" shall mean, for each Interest Period the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "LOAN" means the term loan in the amount of up to $1,960,000 made to Borrower by Bank hereunder.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Pledged Note, the Collateral Documents, or any other document executed or delivered by or on behalf of the Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment, Surgery Center, or any of their respective Affiliates evidencing or securing the Obligations.

         "LOAN TERMINATION DATE" means July 1, 2002; provided, however, that the Loan Termination Date shall be extended to October 31, 2002, if, by July 1, 2002, the Borrower has executed an engagement letter, in form and content satisfactory to Bank in its sole discretion, with respect to a transaction (whether an initial public offering or private placement of securities, subordinated debt offering or bank credit facility) that will result in proceeds sufficient to refinance the Loan and all other indebtedness of Borrower and its Affiliates owed to Bank.

         "MATERIAL ADVERSE CHANGE" means a material adverse change in the business or conditions (financial or otherwise) or in the result of operations of Borrower, Surgery Center or SARC or in the value of the Collateral.

         "MATERIAL ADVERSE EFFECT" means, when referring to the taking of an action or the omission to take an action, that such action, if taken, or omission, would have a material adverse effect on the business, condition (financial or otherwise) or results of operations of such Person, or might materially impair the value of the Collateral.

         "NET INCOME" means, for any period of determination, net income of a Person, determined in accordance with generally accepted accounting principles consistently applied.

         "NOTE" means a promissory note substantially in the form of Exhibit B attached hereto, duly executed and delivered to Bank by Borrower, as it may be renewed, extended or modified from time to time.

         "OBLIGATIONS" means all of the obligations of Borrower:

         (a) To pay the principal of and interest on the Note in accordance with the terms thereof and to satisfy all Borrower's other liabilities to the Bank hereunder, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extension, modifications, and renewals thereof and substitutions therefor;

         (b) To repay the Bank all amounts advanced by the Bank hereunder on behalf of Borrower, including, but without limitation, amounts owed under Interest Rate and Foreign Exchange Contracts to the Bank, and advances for overdrafts, principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and

         (c) To reimburse the Bank, on demand, for all of the Bank's reasonable out-of-pocket expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (a) and (b), or any suits or claims against Bank whatsoever as a result of Bank's execution of this Agreement and making of its Loan, all as more specifically set forth in Paragraphs 9.4 and
9.7 hereof; and in addition, to reimburse the Bank for its expenses and reasonable attorneys' fees in connection with the preparation, administration, amendment, modification or waiver of the Agreement and the other Loan Documents.

         "PERMITTED INVESTMENTS" means all expenditures made and all liabilities incurred (contingent or otherwise) by Borrower, SARC or Surgery Center for:

         (a) obligations issued or guaranteed as to principal and interest by the United States of America and having a maturity of not more than twelve
(12) months from the date of purchase;

         (b) certificates of deposit, issued by banks organized under the laws of the United States of America or any State thereof and foreign subsidiaries of such banks, having a rating of not less than A or its equivalent by Standard & Poor's Corporations, or its successor; and

         (c) commercial paper or finance company paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Services, Inc. or Standard & Poor's Corporation or their successors.

         "PERMITTED LIENS" means:

         (a)      Liens in favor of the Bank;

         (b) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet delinquent;

         (c) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

         (d) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations in the ordinary course of business that are not yet delinquent;

         (e) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

         (f) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment, or Surgery Center in the operations of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

         (g) Statutory and common law landlord's liens arising under any lease;

         (h) The interests of lessees of any property of Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment, or Surgery Center;

         (i) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed; if Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment, or Surgery Center, as applicable, has posted such security as may be required by Laws or as is reasonably satisfactory to Bank:

                  (i) Claims or liens for taxes, assessments or charges due and payable and subject to interest or penalty;

                  (ii) Claims, liens and encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                  (iii) Claims or liens of mechanics, materialmen, warehousemen, carriers, or other like liens; and

                  (iv)     Adverse judgments on appeal;

         (j) Purchase Money Liens securing Purchase Money Indebtedness and/or Liens securing Capitalized Lease Obligations, provided such Purchase Money Indebtedness and/or Capitalized Lease Obligations were incurred in compliance with Paragraph 7.4.

         "PERSON" means any individual, corporation, partnership, association, joint-stock company, estate, trust, unincorporated organization, limited liability company, joint venture, court or government or political subdivision or agency thereof.

         "PLEDGED NOTE" means, collectively the promissory note executed by SARC/Houston and payable to ARC Financial and the promissory note executed by ARC Investment and payable to ARC Financial.

         "PLEDGED INTEREST" means the interests pledged pursuant to the Pledge Agreements described in Paragraph 3.1.

         "PRO-FORMA EFFECT" means, in making any calculation to determine if Borrower is in compliance with Paragraph 6.14, that the calculation will be made assuming that (a) any Acquisition made during the three-month period ending on the date of determination (the "Reference Period"), and (b) any Indebtedness associated with (a) incurred during the Reference Period or to be incurred as of the date of determination, were made or incurred on the first day of the Reference Period. Any funds to be used by Borrower or any Subsidiary in consummating an Acquisition will be assumed to have been used for that purpose as of the first day of the Reference Period. If EBITDA for the Reference Period associated with the assets acquired or to be acquired in any Permitted Acquisition is greater than $0, such

EBITDA will be included in the calculation of EBITDA for Borrower and its Subsidiaries, and any Indebtedness to be incurred by Borrower or any Subsidiary in connection with the consummation of any Acquisition will be assumed to have been incurred on the first day of the Reference Period. Interest Expense with respect to such Indebtedness assumed to have been incurred on the first day of the Reference Period which bears interest at a floating rate shall be calculated at the current rate under the agreement governing such Indebtedness. Any Interest Expense incurred during the Reference Period which was or is to be refinanced with the proceeds of Indebtedness assumed to have been incurred as of the first day of the Reference Period will be excluded from the calculation for which a Pro-Forma Effect is being given.

         "PURCHASE MONEY INDEBTEDNESS" means

         (a) Indebtedness created to secure the payment of all or any part of the purchase price of any property,

         (b) any Indebtedness incurred at the time of or within 30 days prior to or after the acquisition of any property for the purpose of financing all or any part of the purchase price there-of, and

         (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time of any such renewal, extension or refinancing.

         "PURCHASE MONEY LIEN" means any lien securing Purchase Money Indebtedness, but only if such lien shall at all times be confined solely to the property the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such lien.

         "QUARTERLY PERIOD" means (a) the Period from the Closing Date to the next succeeding Quarterly Date and (b) thereafter, any period from the first day after a Quarterly Date to the next succeeding Quarterly Date.

         "REAL PROPERTY" means any real property now owned or leased or hereafter acquired or leased by Borrower, SARC or Surgery Center, as applicable.

         "RECORDS" means correspondence, memoranda, tapes, books, discs, paper, magnetic storage and other documents or information of any type, whether expressed in ordinary or machine language.

         "RENTAL EXPENSE" means, with respect to any Person for any period, the gross real estate rental expenses of such Person for such period (excluding all personal property rental expense), net of rental income of such Person for such period, each determined in accordance with generally accepted accounting principles consistently applied.

         "REQUIRED CASH AVAILABILITY" means, at any date, for any Person, an amount equal to such Person's anticipated operating expenses for the succeeding two weeks.

         "SARC" means Symbion Ambulatory Resources Centres, Inc., a Tennessee corporation.

         "SARC GUARANTY" means the Guaranty and Suretyship Agreement in the form attached as Exhibit A-3 to be executed by SARC at the Closing.

         "SARC/HOUSTON" is defined in the Recitals.

         "SARC/HOUSTON GUARANTY" means the Guaranty and Suretyship Agreement in the form attached as Exhibit A-4 to be executed by SARC/Houston at the Closing.

         "SHAREHOLDERS' EQUITY" means, for any person, at any time, the accounts required to be set forth in a balance sheet of such Person, prepared in accordance with generally accepted accounting principles consistently applied, including but not limited to: (A) the par or stated value of all outstanding capital stock, partnership interest or membership interests (as applicable); (B) capital surplus, including additional paid-in capital; and (C) retained earnings.

         "SUBORDINATION AGREEMENT" means the Subordination Agreement to be delivered pursuant to Paragraph 3.1 hereof.

         "SUBSIDIARY" of a Person means any Person of which more than 50% of the outstanding voting securities or other equity interests in such Person shall, at the time of determination, be owned directly or indirectly through one or more Persons, and "SUBSIDIARIES" means more than one of such Persons.

         "SURGERY CENTER" is defined in the Recitals.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Tennessee, as it may be amended from time to time; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of a security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Tennessee, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

         "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default

                              SECTION 2. THE LOAN.

         2.1 The Loan. Subject to the terms and conditions of and relying on the representations, warranties and covenants contained in this Agreement, Bank agrees to loan to the Borrower up to $1,960,000, the proceeds of which will be used as set forth in the Recitals. Subject to the terms and conditions of the Agreement, Bank shall fund $1,800,000 the Loan in one advance on the date of this Agreement and the balance in a single advance one business day after Borrower's request therefor, provided such request is made prior to March 30, 2002 and Borrower provides Bank with evidence reasonably acceptable to Bank that Borrower's Board of Directors has authorized such advance.

         2.2      Interest Rates and Payments.

                  (a) Interest shall be charged and paid on the Loan from the date of the initial advance until the Loan is paid at a rate equal to the LIBO Rate plus two hundred fifty basis points (2.5%), to be adjusted at the beginning of each Interest Period.

                  (b) Interest shall be computed on the basis of a 360-day year counting the actual number of days elapsed, and shall be due and payable without notice on each Interest Payment Date.

                  (c) Notwithstanding the foregoing, upon the occurrence of an Event of Default interest may be charged at the Default Rate as defined and set forth in the Note if the Bank so elects, regardless of whether the Bank has elected to exercise any other remedies under Section 8 hereof, including, without limitation, acceleration of the maturity of the outstanding principal of the Note. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default to the extent any right to cure is given.

                  (d) The Borrower shall pay to Bank, if and so long as Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar Liabilities, additional interest on the unpaid principal amount of the Loan, from such time as Bank is so required to maintain reserves until said principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the Interest Period from (ii) the rate obtained by dividing the LIBO Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period, payable on each date on which interest is payable. Such additional interest shall be determined by Bank who shall notify Borrower thereof.

                  (e) From time to time, the Bank shall send the Borrower statements of all amounts due hereunder which statements, absent manifest error, shall be considered correct and conclusively binding on the Borrower unless a

Borrower notifies the Bank to the contrary within one hundred eighty (180) days of its receipt of any statement to which it objects. All sums payable to the Bank hereunder shall be paid in immediately available funds prior to 12:00 noon, Nashville time, on the date when such sums are due and payable. Any amounts received by the Bank after 12:00 noon Nashville time on any Business Day shall be deemed to have been received on the next Business Day.

                  (f) The entire principal balance of the Loan, together with all interest accrued thereon, shall be due and payable in full on the Loan Termination Date.

                  (g) All agreements herein made are expressly limited so that in no event whatsoever shall the interest and loan charges agreed to be paid to the Bank for the use of the money advanced or to be advanced pursuant to this Agreement exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the Loan shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by the Bank that exceeds such maximum amounts shall be applied to the reduction of the principal balance of the Loan and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the Loan exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision herein and in any and all other agreements and instruments now existing or hereafter arising among Borrower and the Bank with respect to the Loan.

                  (h) Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting account number 0037-8063-0409. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

         2.3      Closing Fee. Intentionally omitted.

         2.4      Alternate Rate of Interest.

                  (a) In the event, and on such occasion, that on the date of commencement of any Interest Period for a Loan, Bank shall have reasonably determined:

                           (i)      That dollar deposits in the amount of the
requested principal amount of the Loan are not generally available to first-class banks in the London Interbank Market;

                           (ii)     That the rate at which such dollar deposits
are being offered will not adequately and fairly reflect the cost to Bank of making or maintaining the Loan during such Interest Period; or

                           (iii)    That reasonable means do not exist for
ascertaining the LIBO Rate generally,

Bank shall, as soon as practicable thereafter, give written notice of such determination to the Borrower. In the event of any such determination, the Loan shall thereafter bear interest at a rate based upon such other comparable reference rate as reasonably determined by Bank.

         2.5      Change in Circumstances.

                  (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable Laws or regulations or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation (but not the rates) of payments to Bank under any Loan made by Bank or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income or net profits of Bank by the country in which Bank is located, or by the jurisdiction in which Bank has its principal office, or by any political subdivision or taxing authority therein), or shall impose, modify, or deem applicable any reserve requirement, special deposit, insurance charge (including FDIC insurance on Eurodollar deposits) or similar requirements against assets of, deposits with or for the account of, or credit extended by, Bank or shall impose on Bank or the London Interbank Market any other condition affecting this Agreement or Loan made by Bank, and the result of any of the foregoing shall be to increase the cost to Bank of making or maintaining its Loan or to reduce the amount of any sum received or receivable by Bank for any of its Loan hereunder (whether of principal, interest or otherwise) by an amount reasonably deemed by Bank to be material, then the Borrower will pay to Bank such additional amount or amounts as will reasonably compensate Bank for such additional costs.

                  (b)      If either:

                           (i)      The introduction of, or any change in, or
in the interpretation of, any United States or foreign law, rule or regulation;
or

                           (ii)     Compliance with any directive, guidelines
or request from any central bank or other United States or foreign governmental authority (whether or not having the force of law) promulgated or made after the date hereof (but excluding, however, any law, rule, regulation, interpretation, directive, guideline or request contemplated by or resulting from the report dated July, 1988, entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basic Committee on Banking Regulations and Supervisory Practices), affects or would affect the amount of capital required or expected to be maintained by Bank (or any lending office of Bank) or any corporation directly or indirectly owning or controlling Bank (or any lending office of Bank) based upon the existence of this Agreement, and Bank shall have determined that such introduction, change or compliance has or would have the effect of reducing the rate of return on Bank's capital or on the capital of such owning or controlling corporation as a consequence of its obligations hereunder to a level below that which Bank or such owning or controlling corporation could have achieved but for such introduction, change or compliance (after taking into account Bank's policies or the policies of such owning or controlling corporation, as the case may be, regarding capital adequacy) by an amount deemed by Bank (in its sole discretion) to be material, then the Borrower will pay to Bank such additional amount or amounts as will compensate Bank for such reduction attributable to making, funding and maintaining the Loan.

                  (c) A certificate of Bank setting forth such amount or amounts as shall be necessary to compensate Bank (or its participating banks or other entities pursuant to this Agreement), as specified in subparagraph (a) or
(b) above, as the case may be, shall be delivered to Borrower and shall be conclusive absent manifest error; provided, however, that the Borrower shall be responsible for compliance herewith and the payment of increased costs only to the extent:

                           (i)      Any change in applicable Laws giving rise
to increased costs occurs after the date of this Agreement; and

                           (ii)     Such change in Laws or the application
thereof applies generally to the banking industry and is not the result of the Bank having inadequate or substandard capital as determined by its regulators; and

                           (iii)    The Bank gives notice of the change giving
rise to increased costs within one hundred eighty (180) Business Days after the date on which Bank has, or with reasonable diligence should have had, knowledge of the change, or else Bank can only collect costs from and after the date of the notice.

Subject to the foregoing, the Borrower shall pay the Bank the amount shown as due on any such certificate within ten (10) days after its receipt of such certificate.

                  (d) The protection of this Paragraph 2.5 shall be available to Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition that shall have been imposed.

         2.6 Change in Legality. Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for Bank to make or maintain a Loan based on the LIBO Rate, then, by written notice to the Borrower, the Loan shall thereafter bear interest at a rate based upon such other comparable reference rate as reasonably determined by Bank.

         2.7      Optional Prepayment - Premiums in Certain Events.

                  (a) The Borrower may, upon three (3) Business Day's prior written notice to the Bank, and upon payment of all premiums set forth in Subparagraph (c) below, prepay the Loan prior to the next Interest Payment Date, in whole or in part.

                  (b) Each notice of prepayment of the Loan shall specify the date and amount of such prepayment and shall be irrevocable. Each partial prepayment of the Loan shall be in an aggregate principal amount which is the lesser of $100,000.00 or an integral multiple thereof. Interest on the amount prepaid accrued to the prepayment date shall be paid on such date.

                  (c) Upon prepayment of the Loan on a date other than the relevant Interest Payment Date, Borrower shall pay to Bank, in addition to all other payments then due and owing the Bank, premiums which shall be equal to an amount, if any, reasonably determined by Bank to be the difference between the rate of interest then applicable to the Loan and the yield Bank receives upon reinvestment of so much of the Loan as is prepaid from the date of prepayment until the end of such Interest Period. Anything in this Paragraph 2.7(c) to the contrary notwithstanding, the premiums payable upon any such prepayment shall not exceed the amount, if any, reasonably determined by Bank to be the difference between the rate of interest then applicable to the Loan and the yield that Bank could receive upon reinvestment in the "Floor Reinvestment" of so much of the Loan as is prepaid. For purposes hereof, "Floor Reinvestment" shall mean an investment for the time period from the date of such prepayment to the end of the current Interest Period applicable to the Loan at an interest rate per annum equal to the Federal Fund Rate "offered" as published in the Wall Street Journal on the date of such prepayment. All determinations, estimates, assumptions, allocations and the like required for the determination of such premiums shall be made by Bank in good faith and shall be presumed correct absent demonstrable error.

                        SECTION 3. CONDITIONS PRECEDENT

         The obligation of the Bank to fund the Loan is subject to the following conditions precedent:

         3.1 Documents Required for the Closing. The Borrower shall have delivered to the Bank prior to the initial disbursement of the Loan the following:

                  (a)      The Note;

                  (b) The SARC Guaranty, duly executed by SARC, the SARC/Houston Guaranty, duly executed by SARC/Houston, the ARC Financial

Guaranty, duly executed by ARC Financial, and the ARC Investment Guaranty, duly executed by ARC Investment, respectively;

                  (c) The Pledge Agreements in the forms attached hereto as Exhibit D-1, Exhibit D-2 and Exhibit D-3 duly executed by ARC Financial, SARC/Houston and ARC Investment, respectively;

                  (d) Subordination Agreement, in form and substance acceptable to Bank, duly executed by Symbion ARC Management Services, Inc.;

                  (e)      The Financing Statements;

                  (f) Copies of the resolutions of the general partner of Surgery Center, of the sole Member of SARC/Houston, of the board of directors of the ARC Financial, of the board of directors of SARC, of the board of directors of ARC Investment and of the board of directors of Borrower, respectively, certified by the corporate secretary or assistant secretary of each as of the date of Closing, authorizing the execution, delivery and performance of this Agreement and, as applicable, the Note, the Pledged Note, the Loan Documents, and each other document to be delivered pursuant hereto;

                  (g) A copy of the Constituent Documents of Surgery Center, SARC/Houston, Borrower, SARC, ARC Investment and ARC Financial, certified as of the most recent date practicable, by the applicable Secretary of State or by the secretary of such Person, as applicable;

                  (h) A certificate dated the date of the Closing of the general partner of Surgery Center, the secretary of SARC/Houston, ARC Financial, SARC, ARC Investment and Borrower as to the incumbency and signatures of their respective officers executing this Agreement, the Note, the SARC Guaranty, ARC Financial Guaranty, the SARC/Houston Guaranty, the ARC Investment Guaranty, the Collateral Documents, and each other document to be delivered pursuant hereto;

                  (i) With respect to Surgery Center, SARC/Houston, ARC Investment, ARC Financial, Borrower and SARC, certificates, as of the most recent dates practicable, issued by the Secretary of State of the state in which such Person was incorporated or formed as to the existence and/or good standing of such Person;

                  (j) A written opinion of counsel to the Borrower, SARC/Houston, Surgery Center, ARC Investment, SARC and ARC Financial, dated the date of the Closing, in form satisfactory to the Bank.

                  (k) A certificate, dated the date of the Closing, signed by the president, vice president, chief financial officer, or corporate controller of the Borrower, SARC/Houston and SARC to the effect that:

                           (i)      The representations and warranties set
forth within Section 5 are true as of the date of the Closing;

                           (ii)     No Event of Default or Unmatured Default
has occurred as of such date;

                           (iii)    All of the Collateral Documents are in full
force and effect; and

                  (l) The Pledged Note, in form and substance acceptable to Bank, duly executed by the applicable obligor and endorsed to Bank.

         3.2 Legal Matters. At the time of the Closing and thereafter, all legal matters incidental to the Loan shall be satisfactory to Bank and its counsel.

                         SECTION 4. COLLATERAL SECURITY

Intentionally omitted.

                   SECTION 5. REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Agreement, the Borrower and SARC, jointly and severally, represent and warrant to Bank as follows:

         5.1 Due Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the Laws of the State of Tennessee; SARC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Tennessee; Surgery Center is a limited partnership duly organized, validly existing and in good standing under the Laws of the state of Texas; SARC/Houston is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Tennessee; ARC Financial is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee; ARC Investment is a corporation duly organized, validly existing and in good standing in the State of Washington; Surgery Center does not own any interests in any other Person; SARC/Houston does not own any interest in any Person other than Surgery Center; the Borrower, SARC and Surgery Center have the lawful power to own their properties and to engage in the business they conduct, and each is duly qualified and in good standing in the jurisdictions wherein the nature of the business transacted by it or property owned by it is both material and makes such qualification necessary; and the addresses of all places of business of Surgery Center, SARC/Houston, ARC Investment and ARC Financial as of the Closing Date are as set forth in Schedule 5.1;

         5.2 No Conflicting Agreement. None of the Borrower, SARC/Houston, ARC Financial, SARC, ARC Investment or Surgery Center is in default with respect to any existing Indebtedness, and the making and performance of this Agreement, the

Note and the Collateral Documents will not (immediately, or with the passage of time or the giving of notice, or both):

                  (a) Violate any provisions of the Constituent Documents of Borrower, SARC/Houston, ARC Financial, SARC, ARC Investment or Surgery Center, or violate any Laws, or result in a default under any material contract, agreement, or instrument to which Borrower, SARC/Houston, SARC, ARC Financial, ARC Investment or Surgery Center is a party or by which Borrower, SARC, ARC Financial, ARC Investment or Surgery Center or any of their respective property is bound; or

                  (b) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of Borrower, SARC/Houston, SARC, ARC Financial, ARC Investment or Surgery Center except in favor of the Bank;

         5.3 Capacity. The Borrower, SARC/Houston, SARC, ARC Financial, ARC Investment and Surgery Center have the power and authority to enter into and perform this Agreement, the Note and the Collateral Documents, as applicable, and to incur the Obligations herein and therein provided for, and have taken all action necessary to authorize the execution, delivery, and performance of this Agreement, the Note and the Collateral Documents;

         5.4 Binding Obligations. This Agreement and the Collateral Documents are, and the Note when delivered will be, valid, binding, and enforceable in accordance with their respective terms subject to the general principles of equity (regardless of whether such question is considered in a proceeding in equity or at law) and to applicable bankruptcy, insolvency, moratorium, fraudulent or preferential conveyance and other similar laws affecting generally the enforcement of creditors' rights;

         5.5 Pledged Interests. SARC owns all of the issued and outstanding capital stock of ARC Financial; ARC Financial owns all of the membership interests of SARC/Houston; SARC/Houston owns a one percent (1%) general partnership interest in Surgery Center, which comprises all of the general partnership interests in Surgery Center; ARC Investment owns a 67.73% limited partnership interest in the Surgery Center; the membership interests in SARC/Houston and the partnership interests in Surgery Center all have been duly issued, are fully paid and non-assessable, and are free of all claims, security interests, liens, charges and encumbrances other than as set forth in the Partnership Agreement of the Surgery Center;

         5.6 Litigation. There is no pending or threatened order, notice, claim, litigation, proceeding or investigation against or affecting Borrower, SARC/Houston, SARC, ARC Financial, ARC Investment, or Surgery Center, except where the same could not be reasonably expected to have a Material Adverse Effect;

         5.7 Title. SARC, Surgery Center, ARC Financial, SARC/Houston and ARC Investment each has good and marketable title to all of its assets, subject to no security interest, encumbrance or lien, or the claims of any other Person except for Permitted Liens and other liens securing Indebtedness, in the aggregate, of less than $25,000;

         5.8 Financial Statements. The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with generally accepted accounting principles consistently applied, and fully and fairly present (subject, in case interim Financial Statements to normal, year-end adjustments and the absence of notes) the financial condition of the Borrower, SARC and Surgery Center at the dates thereof and the results of operations for the periods covered thereby, and there has been no Material Adverse Change from December 31, 2000 to the date hereof;

         5.9 No Additional Indebtedness. Except as set forth on Schedule 5.9, Surgery Center has no Indebtedness of any nature;

         5.10 Taxes. The Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment and Surgery Center have filed all federal, state and local tax returns and other reports they are required by Laws to file prior to the date hereof and which are material to the conduct of their respective businesses, have paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the delinquency thereof, and have made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable and have no knowledge of any deficiency or additional assessment in connection with any taxes, assessments or charges not provided for on its books;

         5.11 Licenses; Compliance with Laws. Except to the extent that the failure to comply would not result in a Material Adverse Effect, the Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment and Surgery Center have complied with all applicable Laws with respect to: (1) any licenses, restrictions, specifications, or other requirement pertaining to services that Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment or Surgery Center performs; (2) the conduct of their respective businesses; (3) the use, maintenance, and operation of the real and personal properties owned or leased by them in the conduct of their respective businesses; and (4) health, safety, worker's compensation, and equal employment opportunity;

         5.12 Consents; Governmental Approvals. Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment or Surgery Center in connection with the execution and delivery of the Loan Documents or the undertaking or performance of any obligation thereunder has been duly obtained or effected; further, no authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment or Surgery Center of any Loan Documents to which it is or will be a party, except for approvals which have been obtained and are in full force and effect;

         5.13 Full Disclosure. No representation or warranty by Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment or Surgery Center contained herein or in any certificate or other document furnished in connection with the Loan, in light of the circumstances in which they were made, by Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment or Surgery Center pursuant to this Agreement contains any untrue statement of material fact;

         5.14 Environmental Compliance. Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment and Surgery Center and their respective assets and operations are in compliance in all material respects with all Environmental Laws;

         5.15 Material Contracts. Except as described on Schedule 5.15 hereto, as of the Closing Date, Surgery Center has no material real estate leases, contracts, commitments of any kind (such as shareholder agreements; options; employment agreements; collective bargaining agreements; powers of attorney; bonus, pension and retirement plans; or insurance and welfare agreements but specifically excluding all provider agreements, and equipment leases); all parties to all such material real estate leases, contracts and other commitments to which Surgery Center is a party have to the best of Surgery Center's knowledge complied with the provisions of such leases, contracts and other commitments; no party is in default under any provision thereof; and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

         5.16 No Commissions. Other than with respect to the fees payable to the Bank hereunder, neither the Borrower nor any of its Affiliates has made any agreement or has taken any action which may cause anyone to become entitled to a commission or finder's fee as a result of the making of the Loan;

         5.17 ERISA. Neither the Borrower nor any of its Affiliates has any Defined Benefit Pension Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as of the date hereof;

         5.18 FEIN's. The federal employer identification numbers of Borrower, SARC, SARC/Houston, ARC Financial, ARC Investment and Surgery Center are set forth on Schedule 5.18.

         5.19 Related Party Payments. Except for management fees payable to Symbion ARC Management Services, Inc. and its obligation to pay the indebtedness evidenced by the Pledged Note, Surgery Center is not obligated to make any payments to any of its Affiliates.

         5.20 Survival. All of the representations and warranties set forth in Section 5 shall be true and correct when made and shall survive until all Obligations are satisfied in full.

                        SECTION 6. AFFIRMATIVE COVENANTS

         The Borrower and SARC, jointly and severally, covenant as follows:

         6.1 Use of Proceeds. The Borrower will use the proceeds of the Loan only for the purposes permitted in Paragraph 2.1, and will furnish the Bank such evidence as it may reasonably require with respect to such use.

         6.2 Financial Statements and Reports. The Borrower will furnish the Bank:

                  (a) As soon as available and in any event within 30 days after the close of each calendar month (except for the end of each fiscal quarter) in each Fiscal Year of Surgery Center or SARC (as applicable) and within 45 days after the close of each calendar month (except for the end of each fiscal quarter) in each Fiscal Year of Borrower: (i) income statements of Surgery Center for such monthly period; (ii) balance sheets of Surgery Center as of the end of such monthly period; (iii) consolidated income statements of SARC for such monthly period; (iv) consolidated balance sheets of SARC as of the end of such monthly period; (v) consolidated income statements of Borrower for such monthly period; and (vi) consolidated balance sheets of Borrower as of the end of such monthly period - all in reasonable detail, subject to year-end audit adjustments and certified by the president or principal financial officer of Borrower, SARC or Surgery Center (as applicable) to have been prepared in accordance with generally accepted accounting principles consistently applied, except for any inconsistencies explained in such certificate;

                  (b) As soon as available and in any event within 45 days after the close of each fiscal quarter (except for the fourth (4th) quarter of each Fiscal Year) in each Fiscal Year of Borrower, SARC or Surgery Center (as applicable): (i) statements of cash flows of Surgery Center for such quarterly year-to-date period; (ii) income statements of Surgery Center for such quarterly period; (iii) balance sheets of Surgery Center as of the end of such quarterly period; (iv) consolidated and consolidating statements of cash flows of SARC for such quarterly year-to-date period; (v) consolidated and consolidating income statements of SARC for such quarterly period; (vi) consolidated and consolidating balance sheets of SARC as of the end of such quarterly period; (vii) consolidated and consolidating statements of cash flows of Borrower for such quarterly year-to-date period; (viii) consolidated and consolidating income statements of Borrower for such quarterly period; and (ix) consolidated and consolidating balance sheets of Borrower as of the end of such quarterly period - all in reasonable detail, subject to year-end audit adjustments and certified by the president or principal financial officer of Borrower, SARC or Surgery Center (as applicable) to have been prepared in accordance with generally accepted accounting principles consistently applied, except for any inconsistencies explained in such certificate;

                  (c) As soon as available and in any event within 120 days after the close of each Fiscal Year of Borrower, SARC or Surgery Center (as applicable): (i) statements of cash flows of Surgery Center for such Fiscal Year; (ii) income statements of Surgery Center for such Fiscal Year; (iii) balance sheets of Surgery Center as of the end of such Fiscal Year; (iv) consolidated statements of cash flows of SARC for such Fiscal Year; (v) consolidated income statements of SARC for such Fiscal Year; (vi) balance sheets of SARC as of the end of such Fiscal Year; (vii) consolidated statements of cash flows of Borrower for such Fiscal Year; (viii) consolidated income statements of Borrower for such Fiscal Year; (ix) balance sheets of Borrower as of the end of such Fiscal Year - all in reasonable detail, including all supporting schedules, notes and comments; the statements and balance sheets of Borrower shall be audited by independent certified public accountants selected by the Borrower and acceptable to the Bank, and audited by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied, except for any inconsistencies explained in such certificate. In addition, within 120 days after the close of such Fiscal Year, Borrower shall provide to Bank its written statement that it has no knowledge of any Event of Default, or disclosing all Events of Default of which it has obtained knowledge. Bank shall have the right, from time to time, to discuss such financial statements and related business issues directly with such accountants;

                  (d) Contemporaneously with each quarterly and Fiscal Year-end financial report required by the foregoing paragraphs (b) and (c), a certificate of the president or chief financial officer of Borrower , SARC and SARC/Houston on behalf of Surgery Center (as applicable) stating that: (i) such officer has individually reviewed the provisions of this Agreement; (ii) a review of the activities of the Borrower, SARC and Surgery Center during such year or quarter-annual period, as the case may be, has been made by such officer or under such officer's supervision, with a view to determining whether the Borrower, SARC and Surgery Center have fulfilled their respective obligations under this Agreement; and (iii) to the best of such officers' knowledge, the Borrower, SARC and Surgery Center have observed and performed each undertaking contained in this Agreement and is not in default in the observance or performance of any of the provisions hereof or, if the Borrower, SARC or Surgery Center shall be so in default, specifying all such defaults and events of which such officer may have knowledge. Such certificate shall further set forth the calculations of the financial ratios and covenants set forth in Paragraph 6.14, including, without limitation, any antecedent calculations and the source of any information that was used in such calculations;

                  (e) Immediately upon receipt of the same by Borrower, SARC or Surgery Center, copies of all management letters and any other reports which are submitted to the Borrower, SARC or Surgery Center by its independent accountants in connection with any annual or interim audit of the Records of the Borrower, SARC or Surgery Center by such accountants;

                  (f) On or before April 30 of each year, a proforma budget (including both projected maintenance Capital Expenditures and other Capital Expenditures) for such Fiscal Year, in form reasonably satisfactory to the Bank; and

                  (g) From time to time such additional information regarding the financial condition or business of the Borrower, SARC or Surgery Center as the Bank may reasonably request;

         6.3 Good Condition. The Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment and Surgery Center will maintain their respective Equipment, Real Property and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and will pay or cause to be paid all rental or mortgage payments due on such Equipment or Real Property.

         6.4 Insurance; Reinsurance. The Borrower, SARC and Surgery Center will maintain, public liability, medical malpractice, and fire and extended coverage insurance in such form and amounts as are consistent with industry practices and with such insurers as may be satisfactory to the Bank. Such policies shall name the Bank as an additional insured and loss payee, as its interests may appear, and shall contain a provision whereby they cannot be canceled except after thirty (30) days' written notice to the Bank.

         6.5 Taxes; Copies of Returns. The Borrower, ARC Financial, SARC, SARC/Houston, ARC Investment and Surgery Center will pay, prior to delinquency, all taxes, assessments and charges or levies imposed upon them or on any of their property or which any of them is required to withhold or pay over, except where contested in good faith by appropriate proceedings with adequate security therefor having been set aside in a manner satisfactory to Bank. The Borrower, ARC Financial, SARC, SARC/Houston, ARC Investment and Surgery Center will pay or cause to be paid, all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent. Within ten (10) days of Bank's request therefor, the Borrower, SARC, SARC/Houston and Surgery Center will furnish the Bank with copies of federal income tax returns filed.

         6.6 Records and Inspection. The Borrower, ARC Financial, SARC, SARC/Houston, ARC Investment and Surgery Center will, when requested so to do, make available during regular business hours any of their business Records for inspection by duly authorized representatives of the Bank, and will furnish the Bank any information regarding their business affairs and financial condition within a reasonable time after written request therefor.

         6.7 Maintenance of Existence; Compliance with Laws; Licenses. The Borrower, ARC Financial, SARC, SARC/Houston, ARC Investment and Surgery Center will take all necessary steps to renew, keep in full force and effect, and preserve their corporate existence, good standing, and franchises, and will comply in all respects with all present and future Laws applicable to them except to the extent that a failure to do so would not have or cause to occur a Material Adverse Effect.

         6.8 Payment of Indebtedness. The Borrower, SARC and Surgery Center will pay when due from such Person (or within applicable grace periods) all Indebtedness for borrowed money (whether direct or indirect, including Guarantee Obligations) due any Person, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate security therefor being set aside in a manner satisfactory to the Bank. If default is made by Borrower, SARC or Surgery Center in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, the Bank shall have the right, in its discretion, to pay such interest or principal for the account of such Person and be reimbursed by such Person therefor.

         6.9 Notice of Litigation. The Borrower will give immediate notice to the Bank and provide copies to the Bank of: (1) any litigation or proceeding in which Borrower, SARC or Surgery Center is a party if an adverse decision therein would require them to pay over more than $100,000.00 or deliver assets the value of which exceeds such sum (if such claim is not considered to be covered by insurance) or pay over more than $250,000.00 (if such claim is considered to be covered by insurance); and (2) the institution of any other suit or proceeding involving any of them, or the overt threat thereof, that might have a Material Adverse Effect on Borrower, SARC or Surgery Center.

         6.10 Notice of Default. The Borrower will notify Bank immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, or of the failure of Borrower or any Affiliate to observe any of its undertakings hereunder.

         6.11 Notice of Name Change or Location. The Borrower will notify Bank thirty (30) days in advance of (i) any change in the name of Borrower, ARC Financial, SARC/Houston, ARC Investment or Surgery Center, (ii) any change in the location of the state of organization of Borrower, SARC/Houston, ARC Financial, ARC Investment or Surgery Center, by merger or otherwise, or (iii) of the establishment of any new, or the discontinuance of any existing, place of business of Surgery Center.

         6.12 Environmental Compliance. If the Bank has reason to believe that Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment or Surgery Center has failed to comply with any material Environmental Laws, or there exists a threat of material harm to the environment or Persons, the Bank or their agents shall have the right, but no obligation, at any time during business hours and upon reasonable written notice, to enter upon any property operated by a Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment or Surgery Center and conduct or cause to be conducted an Environmental Phase I audit (or an update of any audit completed in connection with the execution of this Agreement) at Borrower' sole expense and if such Phase I audit (or update) recommends further testing, then the Bank or their agents may require, but shall not be obligated to require, upon reasonable written notice, such further testing at Borrower' sole expense. The Bank or their agents shall use their best efforts to invoke and maintain all applicable privileges over all audit information generated pursuant to this provision.

         6.13 Notice of Environmental Action. If Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment or Surgery Center shall:

                  (a) receive written notice that any material violation of any Environmental Laws may have been committed or is about to be committed by any of them;

                  (b) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against any of them alleging any material violation of any Environmental Laws or requiring any of them to take any action in connection with the release or threatened release of Hazardous Materials or solid waste into the environment; or

                  (c) receive written notice from a federal, state, foreign or local governmental agency or private party alleging that any of them is liable or responsible for costs associated with the response to cleanup, stabilization or neutralization of any environmental activity;

then it shall provide the Bank with a copy of such notice within ten (10) Business Days of receipt thereof. Subject to the right of such Person to contest in good faith any such actions or proceedings, such Person shall as promptly as possible resolve, cure and/or have dismissed with prejudice any such actions or proceedings, to the reasonable satisfaction of the Bank. The Borrower shall monitor compliance with Environmental Laws by any and all owners or operators of real property owned or leased by Borrower, SARC, ARC Financial, SARC/Houston, ARC Investment or Surgery Center.

         6.14 Financial Ratios. The Borrower will maintain or cause to be maintained, the following financial ratios and covenants:

                  (a) (i) beginning with the Quarterly Period ending March 31, 2002, a ratio of Surgery Center's Cash Flow to Surgery Center's Debt Service of not less than 1.05:1.00 until such time as such ratio is greater than 1.05:1.00 for two (2) consecutive Quarterly Periods, and (ii) for each Quarterly Period thereafter, a ratio of Surgery Center's Cash Flow to Surgery Center's Debt Service of not less than 1.10:1.00;

                  (b) At all times, the Shareholders' Equity of Borrower, calculated on a consolidated basis, shall be greater than the sum of (1) ninety percent (90%) of the shareholder's equity of Borrower at December 31, 2000, plus (2) eighty-five percent (85%) of the sum of (a) the aggregate amount of equity capital contributed to Borrower after December 31, 2000, plus (b) the aggregate cumulative positive net income (without deduction for any negative net income) of Borrower after December 31, 2000, all computed in accordance with GAAP.

                  (c) At the end of each Quarterly Period beginning with the Quarterly Period ending March 31, 2001 and continuing through each Quarterly Period ending thereafter, the ratio of (i) the sum of (A) Borrower's Consolidated Funded Debt less (B) Borrower's Excess Cash to (ii) Borrower's consolidated EBITDA for such Quarterly Period, giving Pro-Forma Effect to any Acquisition made and any Indebtedness incurred therewith as of the date of determination, shall be less than 3.50:1.00.

                  (d) At all times, the Surgery Center's Shareholder's Equity shall be greater than $800,000.

         6.15 Symbion Financing. If, after the date hereof, Borrower enters into any financing arrangement which imposes covenants upon Borrower that are more restrictive than, or in addition to, the covenants imposed hereby, Borrower will promptly notify Bank, and Borrower, SARC and Surgery Center will promptly execute any documentation reasonably requested by Bank to add such covenants to this Agreement.

         6.16 Consummation of Acquisition. ARC Investment and SARC/Houston will acquire the partnership interests in the Surgery Center on the date hereof in accordance with the acquisition documents previously provided to Bank.

                         SECTION 7. NEGATIVE COVENANTS

         Borrower and SARC hereby covenant and agree, jointly and severally, as follows:

         7.1 Merger or Reorganization. Neither Surgery Center, ARC Financial, SARC/Houston, ARC Investment nor SARC will enter into any merger, consolidation, reorganization or recapitalization, except that (i) one or more Subsidiaries of SARC (other than Surgery Center) may merge with one another or with SARC, (ii) SARC may enter into a merger with another entity if (A) SARC will be the surviving entity, (B) the consolidated Shareholder's Equity of SARC after such merger will equal or exceed the consolidated Shareholder's Equity of SARC before such merger, and/or (C) SARC may issue its stock in connection with a merger of a Subsidiary with another entity if the consolidated Shareholder's Equity of SARC after such merger will equal or exceed the consolidated Shareholder's Equity of SARC before such merger.

         7.2 Sale of Assets. None of the Borrower, SARC or Surgery Center will sell, transfer, lease or otherwise dispose of all or any material part of its assets; provided, however, Borrower, SARC and Surgery Center may in the ordinary course of business (i) replace damaged, obsolete or worn Equipment with Equipment of similar value and use, or (ii) dispose of assets representing no more than 5% of such Person's consolidated total assets.

         7.3 Encumbrances. Surgery Center will not: (1) mortgage, pledge, grant or permit to exist a security interest in or lien upon any of its assets of any kind, now owned or hereafter acquired, except for Permitted Liens, or
(2) covenant or agree with any Person other than the Bank not to mortgage, pledge, or grant a security interest in or a lien upon its assets; provided that Surgery Center may make such covenant or agreement with respect to assets securing Purchase Money Indebtedness or Capitalized Lease Obligations incurred in accordance with Paragraph 7.4 of this Agreement.

         7.4 Debts and Other Obligations. Surgery Center will not incur, create, assume, or permit to exist any Indebtedness except: (1) existing Indebtedness as set forth in Schedule 5.9; (2) trade Indebtedness incurred in the ordinary course of business; (3) contingent Indebtedness permitted by Paragraph 7.8; (4) Indebtedness secured by Permitted Liens; (5) Capitalized Lease Obligations and/or Purchase Money Indebtedness incurred solely in connection with (a) the Equipment Lease with GE Healthcare Financial Services account number 8514225-001 dated December 15, 2000 for principal amount of $1,077,087.50, and (b) Lease #27204.001 with Preferred Capital, Inc. for Stretchers totaling $15,551,50, which are secured solely by the Equipment described on Schedule 7.4; and (6) other Capitalized Lease Obligations and/or Purchase Money Indebtedness not to exceed, in the aggregate at any one time, $100,000.

         7.5 Untrue Certificate. None of the Borrower, SARC, SARC/Houston, ARC Financial, ARC Investment or Surgery Center will furnish the Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

         7.6 Margin Stock. None of the Borrower, SARC, SARC/Houston, ARC Financial, ARC Investment or Surgery Center will directly or indirectly apply any part of the proceeds of the Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

         7.7 Sale-Leaseback. Surgery Center will not enter into any sale-leaseback transaction (in a single transaction or series of transactions) involving assets which represent more than 5% of such Person's total consolidated assets.

         7.8 Guarantee Obligation. Surgery Center will not create, incur, suffer to exist a Guarantee Obligation or otherwise become liable for any obligation of any other Person, except: (1) the endorsement of commercial paper for deposit or collection in the ordinary course of business, and (2) leases by Borrower incurred in the ordinary course of business.

         7.9 Subsidiary. Except for Permitted Investments, Surgery Center will not form any Subsidiary or make any investment in or make any loan in the nature of any investment to any Person, except that Surgery Center will be permitted to form a Subsidiary upon prior written notice to Bank if Surgery Center (i) pledges its ownership in the Subsidiary as collateral security for the Obligations, and (ii) causes such Subsidiary to pledge all of its assets as collateral security for the Obligations.

         7.10 Loans and Advances. None of the Borrower, SARC or Surgery Center will make any loan or advance to any officer, shareholder, director or employee of such Person, except for temporary advances in the ordinary course of business not to exceed $50,000.00 in the aggregate principal amount at any time outstanding.

         7.11 Investments. None of the Borrower, SARC or Surgery Center will purchase or otherwise invest in or hold securities, non-operating real estate outside the normal course of business, or other non-operating assets, except: (1) Permitted Investments; (2) the present or future investment in any such assets; and (3) operating assets that hereafter become non-operating assets.

         7.12 Acquisitions. Surgery Center will not make an Acquisition of any Person.

         7.13 Affiliate Transactions. None of the Borrower, SARC or Surgery Center will, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate on terms that are less favorable to such

Person than those that would be obtainable at the time from any Person who is not an Affiliate.

         7.14 ERISA Compliance. Neither the Borrower nor any of its Affiliates will establish or set up any Defined Benefit Pension Plans, except for a Defined Benefit Pension Plan assumed by the Borrower in connection with an Acquisition.

         7.15 Surgery Center Distributions. The aggregate of all Surgery Center Distributions for any Fiscal Year of Surgery Center shall not, for two consecutive Fiscal Years of Surgery Center, exceed the sum of Net Income of Surgery Center for such Fiscal Year plus federal and state income taxes deducted in determining such Net Income.

         7.16 Symbion Merger or Reorganization. Borrower will not enter into any merger, consolidation, reorganization or recapitalization.

         7.17 SARC/Houston Assets. SARC/Houston will not own any assets other than a general partnership interest in Surgery Center.

         7.18 Surgery Center Organic Documents. Borrower will not suffer or permit any amendment to the Constituent Documents of Surgery Center or enter into any agreement that would limit or change the rights of SARC/Houston or ARC Investment with respect thereto.

                               SECTION 8. DEFAULT

         8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                  (a) The Borrower shall fail to pay within three (3) business days of the date when due any installment of principal or interest payable hereunder, or shall fail to pay within five (5) business days of written notice any fee payable hereunder.

                  (b) The failure to achieve any of the financial covenants contained in Paragraph 6.14.

                  (c) The Borrower, SARC, SARC/Houston, Surgery Center, ARC Investment or ARC Financial shall fail to observe or perform any obligation or covenant to be observed or performed by any of them, jointly or severally, under any of the Loan Documents; provided, however, if such failure is not related to the payment of money, the breach of a financial covenant contained in Paragraph 6.14, or the breach of any negative covenant in Section 7 of this Agreement, the applicable Person shall have fifteen (15) days after such Person's knowledge of such breach to cure or cause to be cured such failure.

                  (d) The Borrower, Surgery Center or SARC shall fail to pay any Indebtedness for borrowed money (whether direct or indirect, including guarantees of borrowed money due from Subsidiaries) due any Person other than Bank and such failure shall continue beyond any applicable grace period and shall equal or exceed, either individually or in the aggregate, $25,000.00 in amount.

                  (e) A Material Adverse Effect shall result from any breach of or event of default arising under any agreement binding Borrower, Surgery Center or SARC that results in a Material Adverse Change in the financial condition of Borrower, Surgery Center or SARC, as determined by Bank in its reasonable discretion.

                  (f) Any financial statement, representation, warranty or certificate made or furnished by Borrower, Surgery Center, ARC Financial, SARC/Houston, ARC Investment or SARC in connection with this Agreement or the Loan, or as inducement to the Bank to enter into this Agreement, or in any separate statement or document to be delivered hereunder to the Bank, shall be materially false, incorrect, or incomplete when made, in light of the circumstances under which it was made.

                  (g) Borrower, Surgery Center, SARC/Houston, ARC Financial, ARC Investment or SARC shall admit its inability to pay debts as they mature, or shall make an assignment for the benefit of its or any of its creditors.

                  (h) Proceedings in bankruptcy, or for reorganization of Borrower, Surgery Center, ARC Financial, ARC Investment or SARC, SARC/Houston, or for the readjustment of any of their respective debts, under the United States Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by Borrower, Surgery Center, ARC Financial, SARC, ARC Investment or SARC/Houston, or shall be commenced against Borrower, Surgery Center, SARC, ARC Financial, ARC Investment, or SARC/Houston, and not dismissed within sixty (60) days of such an involuntary filing.

                  (i) A receiver or trustee shall be appointed for Borrower, Surgery Center, ARC Financial, SARC, SARC/Houston, or ARC Investment or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Borrower, Surgery Center, ARC Financial, SARC/Houston, ARC Investment or SARC, or Borrower, Surgery Center or SARC shall discontinue business or materially change the nature of any of their respective businesses.

                  (j) A judgment creditor of Borrower, Surgery Center, ARC Financial, SARC/Houston, ARC Investment or SARC shall obtain possession of any

Collateral or other assets by any means, including, but without limitation, levy, distraint, replevin or self-help.

                  (k) Any proceeding shall be instituted against Borrower, Surgery Center or SARC, which is likely (taking into account the probability of an adverse determination and the exhausting of all appeals) to have a Material Adverse Effect, as determined by Bank in its reasonable discretion.

                  (l) Borrower, Surgery Center or SARC shall default beyond any applicable grace period in any other Indebtedness (excluding the Obligations) owed to the Bank, or any of them, or under any other agreements for credit or borrowed money it may have with Bank, jointly or severally, directly or indirectly, whether matured or unmatured.

                  (m)      A Change of Control shall have occurred.

                  (n) Any payment or distribution by Surgery Center in contravention of any provision of the Subordination Agreement.

                  (o) Any event which results in the principal executive management functions of Borrower and its Subsidiaries being vested in, and the responsibility of, less than four of Clifford G. Adlerz, Richard E. Francis, Kenneth C. Mitchell, Charles T. Neal and William V. B. Webb.

                  (p)      An event or series of events shall occur by which:

                           (i)      any "person" or "group" (within the meaning
of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) shall become the "beneficial owner" (within the meaning of Rule 13d-3 and /or Rule 13d-5 under the Securities Exchange Act of 1934, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty percent (30%) or more of the combined voting power of all securities of Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency (other than the passage of time), excluding, however, any such person or group that is a record of "beneficial owner" of such securities in any amount on the date of this Agreement; or

                           (ii)     individuals who at the beginning of any
period of two (2) consecutive calendar years constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by Borrower's shareholders was approved by a vote of at least two-thirds (2/3) of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         8.2 Acceleration. Upon the occurrence of any of such Events of Default, the Bank may, at its option, immediately terminate the obligation to make any further advances and/or declare the principal and interest accrued on the Note and all other Obligations to be immediately due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest, or any notice of any kind except as set forth above; provided, that in the case of the Events of Default specified in clause (g), (h) or (i) above with respect to Borrower, without any notice to Borrower or any act by the Bank, the Note and all other Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower. In addition, and regardless of whether the Note has been accelerated, the Bank may upon the occurrence of any Event of Default elect to charge interest at the Default Rate set forth in the Note.

         8.3 Remedies. After any acceleration, as provided for in Paragraph 8.2, the Bank shall have, in addition to the rights and remedies given it by the Loan Documents, all those allowed by all applicable Laws, including, but without limitation, the UCC as enacted in any applicable jurisdiction. Without limiting the generality of the foregoing, the Bank may immediately, without demand of performance and without other notice (except as specifically required by the Loan Documents) or demand whatsoever to Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale, in any manner and at any location authorized by Laws, or otherwise realize upon, the whole, or, from time to time, any part of the Collateral, or any interest which Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), the Bank shall apply such proceeds toward the satisfaction of the Obligations. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to the Borrower at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition. Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as the Bank shall designate. At any such sale or other disposition, the Bank may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of Borrower, which right is hereby expressly waived and released.

                  Without limiting the generality of any of the rights and remedies conferred upon the Bank under this Paragraph 8.3, the Bank may, to the full extent permitted by applicable Laws:

                  (a) Enter upon the premises of Borrower, exclude therefrom Borrower, any Subsidiary or any officer or employee thereof, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary and lawful self-help to do so;

                  (b)      At the Bank's option, use, operate, manage and

control the Collateral in any lawful manner;

                  (c) Collect and receive all receivables, rents, income, revenue, earnings, issues and profits therefrom; and

                  (d) Maintain, repair, renovate, alter or remove the Collateral as the Bank may determine in its discretion.

                            SECTION 9. MISCELLANEOUS

         9.1 Construction. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by the Bank, all of which shall be construed as complementary to each other; provided, in the event of any inconsistency, the provisions of this Agreement shall control. Nothing herein contained shall prevent the Bank from enforcing any or all other notes, guaranties, pledge or security agreements in accordance with their respective terms.

         9.2 Further Assurance. From time to time, the Borrower, SARC, ARC Financial, SARC/Houston and Surgery Center will execute and deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the Borrower's and Surgery Center's operations, business and condition

         9.3 Enforcement and Waiver by the Bank. The Bank shall have the right at all times to enforce the provisions of the Loan Documents in strict accordance with the terms thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce their rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Loan Documents or as having in any way or manner modified or waived the same. All rights and remedies of the Bank is cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         9.4 Expenses of the Bank. The Borrower will, on demand, reimburse the Bank for all out-of-pocket expenses, including the reasonable fees and expenses of legal counsel for the Bank, incurred by the Bank in connection with the preparation, administration, amendment, modification, or enforcement of the Loan Documents and the collection or attempted collection of the Note.

         9.5 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered when delivered in person, or when sent by certified mail, postage prepaid, return receipt requested, by overnight courier service, or by facsimile to the address and/or telecopy number as follows, unless such address or number is changed by written notice hereunder.

                  (a) If to the Borrower,
                  Surgery Center or SARC:    Symbion, Inc.
                                             3401 West End Avenue
                                             Suite 760
                                             Nashville, Tennessee 37203
                                             Attn: Ken Mitchell
                                             Telecopy: (615) 234-5999

                  with a copy (which         Waller Lansden Dortch & Davis, PLLC
                  shall not constitute       511 Union Street, Suite 2100
                  notice) to:                Nashville, Tennessee 37219
                                             Attention: Robert L. Harris
                                             Telecopy: (615) 244-6804

                  (b) If to the Bank:        Bank of America, N.A.
                                             One Bank of America Plaza
                                             Nashville, Tennessee 37239
                                             Attention: Sandy Hamrick
                                             Telecopy: (615) 749-4951

                  with a copy (which         Sherrard & Roe, PLC
                  shall not constitute       424 Church Street, Suite 2000
                  notice) to:                Nashville, Tennessee 37219
                                             Attention: Mike Roberts
                                             Telecopy: (615) 742-4539

         9.6 Waiver and Release. To the maximum extent permitted by applicable Laws, Borrower:

                  (a) Waives: (1) protest of all commercial paper at any time held by the Bank on which Borrower, SARC, ARC Financial, SARC/Houston or Surgery Center is in any way liable; and (2) notice and opportunity to be heard, after acceleration in the manner provided in Paragraph 8.2, before exercise by the Bank of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with Borrower, SARC, ARC Financial, SARC/Houston or Surgery Center, and, except where required hereby or by any applicable Laws, notice of any other action taken by the Bank; and

                  (b) Releases the Bank, and its officers, directors, attorneys, employees, and agents from all claims for loss or damage caused by any act or omission on the part of any of them except for gross negligence, recklessness or willful misconduct.

         9.7 Indemnification. Borrower hereby indemnifies and holds the Bank, and its officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable counsel fees and disbursements, incurred by the Bank as a result of, or arising out of, or relating to the execution, delivery, performance or enforcement of the Loan Documents or any instrument contemplated therein, except for the Bank's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such liabilities and costs permitted under applicable Laws.

         9.8 Applicable Laws. The Laws of the State of Tennessee, other than its conflicts of laws rules, shall govern the construction and interpretation of this Agreement and the validity and enforceability of this Agreement, and of its provisions and the transactions pursuant to this Agreement, except for those transactions for which the parties have chosen other laws to govern or for which other mandatory choice of law rules apply.

         9.9 Binding Effect, Assignment and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Bank. This Agreement and the documents executed and delivered pursuant hereto constitute the entire agreement between the parties, and supersede all prior agreements and understandings among the parties hereto. This Agreement may be amended only by a writing signed on behalf of each party.

         9.10 Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

         9.11 Counterparts. This Agreement may be executed by the parties independently in any number of counterparts, all of which together shall constitute but one and the same instrument which is valid and effective as if all parties had executed the same counterpart.

         9.12 Venue. It is agreed that venue for any action arising in connection with this Agreement or the Obligations secured hereby shall lie exclusively with courts sitting in the State of Tennessee, unless the Bank otherwise agrees in writing.

         9.13 Arbitration. Any controversy or claim between or among the parties hereto including, but not limited to, those arising out of or relating to this instrument, agreement or document or any related instruments, agreements or documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of J.A.M.S./Endispute or any successor thereof ("J.A.M.S."), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

                  (a) Special Rules. The arbitration shall be conducted, at Bank's election, in the city of Borrower's domicile at time of the execution of this instrument, agreement or document and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

                  (b) Reservation of Rights. Nothing in this arbitration provision shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this arbitration provision; or (ii) be a waiver by the Bank of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Bank hereto (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver. The Bank may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this instrument, agreement or document. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

         9.14 Right of Setoff. Borrower, SARC, SARC/Houston and ARC Investment acknowledge that Bank shall retain its common law right of setoff with respect to any of the Obligations.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BANK OF AMERICA, N.A.               SYMBION, INC.


By: /s/ Sandy Hamrick               By: /s/ Richard E. Francis, Jr.
   ----------------------              ----------------------------

Title: Sr. Vice President           Title: President
      -------------------                 -------------------------

                                    SYMBION AMBULATORY RESOURCE
                                    CENTRES, INC.


                                    By: /s/ Charles T. Neal
                                       ----------------------------

                                    Title: President
                                          -------------------------



                                    By: /s/ Ronald L. Brank
                                       ----------------------------

                                    Title: CFO and Secretary
                                          -------------------------



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